Agreement no.: GEE22-007

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

AMENDMENT AGREEMENT 1 TO [***] PROTOTYPE SUPPLY AGREEMENT

This Amendment Agreement 1 to the [***] Prototype Supply Agreement (GEE22-001) (“Amendment”) is among:

(1)Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd., Reg. No. 91500000MA614ANX4E a corporation organized and existing under the laws of People’s Republic of China (the “Seller” or “AECQ”);
(2)Polestar Performance AB, Reg. No. 556653-3096 a corporation organized and existing under the laws of Sweden (the “Buyer” or “PPAB”), and
(3)Polestar Automotive (Chongqing) Co., Ltd., 91500000MA61BD5F9T, a corporation organized and existing under the laws of People´s Republic of China (the “PSCQ”).
Each of Seller, Buyer and PSCQ is hereinafter referred to as a “Party” and jointly as the “Parties”.

BACKGROUND

A.The Parties have entered into a supply agreement for VP prototype for Polestar vehicle program [***] (previous internal program number [***]) the [***] Prototype Supply Agreement (GEE22-001) on 26 July 2022 (the “Agreement”).

B.The Parties now wish to amend the Agreement to the extent set out below.
C.Now, therefore, the Parties agree as follows:

1.SCOPE OF AMENDMENT
1.1The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement.
1.2The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on X XX 2022.
2.AMENDMENTS
2.1Appendix 1 to the Agreement shall be replaced its entirety by Appendix 1 attached to this Amendment. The Letter of Undertaking is appended hereto and form an integral part of this Amendment.

Agreement no.: GEE22-007

2.2The Parties have agreed to add Sections 2.3 – 2.7 below to the Agreement.

2.3The Buyer and/or its Affiliates, which will act on behalf of AECQ to carry out the procurement activities according to the Agreement, warrants to AECQ that all the direct material to be purchased by the Buyer and/or its Affiliates on behalf of AECQ under the Agreement shall be used only for and within the scope of the Agreement, and all the direct material to be purchased shall be delivered from Third Party suppliers to AECQ. The total payment of the said materials, including reasonable safety buffer, shall be limited to the amount set out in Article 5.3 and 5.4 of Appendix 1.
2.4Any and all materials that have been purchased by the Buyer and/or its Affiliates and paid by the Seller but have not been used for the purpose of the Agreement, shall, after the completion of VP Prototype build, be purchased by Buyer or its Affliates from Seller at the same price actually paid by the Seller plus a mark-up rate(i.e. [***]) according to 5.1 Appendix 1.
2.5The Buyer and/or its Affiliates, which will act on behalf of Seller to carry out the procurement activities according to the Agreement, shall be responsible for the overall VP prototype procurement process according to Section 3.2 of the Agreement. To be specific, Seller will only pay to the designated suppliers under the Buyer or its Affiliates’ instructions for the purchase orders placed with Third Party suppliers under Section 3.2 of the Agreement provided that AECQ has received the corresponding written documents that complies with Section 2.6 below. The Buyer and/or its Affiliates shall indemnify and hold harmless any and all loss suffered by Seller caused by and related to any procurement made by the Buyer and/or its Affiliates under this Amendment and the Agreement according to Sections 9.1 and 9.2 of the Agreement. Any dispute with the Third Party suppliers shall be primarily settled by the Buyer and/or its Affiliates, at their own cost, and Seller shall not be directly involved in principle but may provide all necessary assistance as reasonably required by the Buyer and/or its Affiliates. In the event that the Buyer fails to take any action to settle the dispute with Third Party suppliers, AECQ and/or its designated third party(es) shall be free to take reasonable measures, including but not limited to determining how to act and/or respond to claims from Third Party suppliers regarding the disputes, and the Buyer shall bear any and all damages and costs suffered or incurred by the Seller according to Section 9.1 and Section 9.2 of the Agreement.
2.6The Buyer and/or its Affiliates shall provide AECQ with all written documents (including the invoices, purchase orders placed with Third Party suppliers, goods receipts and other reasonable and necessary documents reasonably required by AECQ, as applicable) in relation to the procurement to evidence the payment for the purchase orders with Third Party suppliers under the Buyer and/or its Affliates’ written instructions. Any and all liability suffered by the Seller incurred from the Buyer and/or its Affiliates’ failure to fulfill such requirements, shall be indemnified according to Sections 9.1 and 9.2 of the Agreement.
2.7PPAB and PSCQ shall comply with the Letter of Undertaking as set forth in Appendix A, which is related to VP Prototype materials import.
3.GENERAL PROVISIONS
3.1This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement.

Agreement no.: GEE22-007

3.2No amendment of this Amendment will be effective unless it is in writing and signed by the Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment.
3.3Except as amended under this Amendment, all provisions of the Agreement shall remain in full force and effect.
3.4The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument.
Appendix A Letter of Undertaking
______________________________

[SIGNATURE PAGE FOLLOWS]

Agreement no.: GEE22-007

ASIA EUROPE NEW ENERGY VEHICLE         POLESTAR PERFORMANCE AB
MANUFACTURING
(CHONGQING) CO., LTD.,

By: /s/ Mr. Qingjun Luo             By: /s/ Dennis Nobelius

Printed Name: Mr. Qingjun Luo        Printed Name:     Dennis Nobelius

Title:     Program Director            Title:     COO            ______

Date:     2023.2.3                Date:     2022.12.27

By:                           By: /s/ Anna Rudensjö
Printed Name:                 Printed Name:     Anna Rudensjö    _____

Title:                         Title:     General Counsel

Date:                         Date:     2022.12.27        ______

POLESTAR AUTOMOTIVE (CHONGQING)
CO., LTD

By: /s/ Frank Wang

Printed Name: Frank Wang

Title:     China CFO

Date:     2023.1.9

By: /s/ Benoit Demeunynck

Printed Name: Benoit Demeunynck

Title:     Managing Director

Date:     2023.1.9

Agreement no.: GEE22-007

[***] PROTOTYPE SUPPLY AGREEMENT APPENDIX 1 LIST OF PROTOTYPES AND PRICE

1.GENERAL
1.1This Specification is a part of this [***] Prototype Supply Agreement executed between Parties. This Specification contains the List of components, prices and payment terms.
2.DEFINITIONS
2.1Any capitalized terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalized terms set out below in this Section 2 (if any) shall for the purposes of this Appendix 1 have the meanings described herein. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa.
“RMB” means Renminbi, the lawful currency of the PRC.
3.LIST OF COMPONENTS
3.1[***] VP Prototypes (including [***])
•[***] VP Prototype vehicles
•[***]VP body Prototypes
•VP Prototype components
•VP Prototype spare parts

3.2In addition to the VP prototypes listed in Section 3.1 above the Buyer may call of up to an additional five (5) complete [***] Prototype vehicles.
4.DELIVERY TIMING
        [***]
5.PRICE
5.1The Price for the Prototypes, bodies, components and spare parts at the agreed Shipping Terms will be determined on "arm´s length terms" applying the cost plus method, i.e. mark-up. The mark-up shall be based on the latest available benchmarking study. The mark-up applied is [***].
5.2The following cost should be included in the price of the Prototypes: [***]

5.3It is acknowledged by the Buyer that the estimated direct material cost, which should be included when setting the Price of the Prototypes amount to [***] excluding VAT according to what is further specified in the table below: [***]

Agreement no.: GEE22-007

5.4It is acknowledged by the Buyer that the estimated direct material cost, which should be included when setting the Price of the Prototypes for additional Prototypes called off under section 3.2 above amount to approximately [***] per VP Prototype vehicle excluding VAT.
5.5In addition to the abovementioned cost items for the Prototypes the Buyer shall compensate the Seller for the financing assumed by the Seller relating to the Direct Material purchased by the Seller for the Prototype build. The compensation shall be calculated for each day between the Seller´s due payment by Seller to the Third Party supplier for the direct material and Buyer´s payment for the Prototype for which the direct material is used. The applicable interest rate shall be [***] per annum. The interest will form part of the final price of the car without mark-up.
5.6In the event that the VP Prototype plan of this Appendix 1 is changed the Parties agree that the cost and fixed amounts in Section 5.2. of this Appendix shall be reviewed by the Parties. Further, the Buyer shall reimburse Seller all reasonable proven costs incurred by Seller due to such change, which is not reflected in the foregoing cost and fixed amount agreed between the Parties, including but not limited to the cost of operation, labor cost, supplier's cost and claim, etc. However, Seller will take reasonable measures, within its control, to mitigate such cost.
6.PAYMENT TERMS
6.1Seller will invoice Buyer in the form of invoice as agreed by Buyer and Seller when the Prototype has been delivered in accordance with Section 4.2 of Main Document. Invoices may be generated electronically; provided however that Buyer may request hard-copy summary invoices that total batches of individual invoices over a specified period, in order to satisfy VAT and Customs reporting requirements.
6.2Payment terms are [***] days net after date of invoice. Buyer will pay Seller for the invoice in accordance with that.
6.3Payment of all invoiced amounts will be in [***] or such other currency as Buyer and Seller may agree, and against an invoice issued to Buyer by Seller.
6.4VAT is chargeable on all invoiced amounts only where required by applicable law and shall be borne by the Buyer. Buyer may appoint an Affiliate or Third Party to handle the requisite VAT registration and recovery.
6.5If Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be [***] per annum.
6.6If Buyer is in default in making any payment, Seller may postpone its obligations under this Agreement until payment is received. Any postponement or termination of Seller´s obligations under this Agreement shall have no effect on Sellers´s obligations or commitments under any other agreement or understanding between the Parties.

Agreement no.: GEE22-007
承诺书
Letter of Undertaking
致亚欧新能源汽车制造（重庆）有限公司：
To Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd.
根据 Polestar Performance AB（“PPAB”）、极星汽车（重庆）有限公司（“PSCQ”）与亚欧新能源汽车制造（重庆）有限公司（ “AECQ”）于 2022 年7月26日签署的 [***] 项目试制车供货协议 (”供货协议”) 精神，且经各方达成一致，[***][***] 项目所涉试制车（“VP车”）料件进口事宜，由 AECQ 作为收货主体，并委托第三方报关公司进行进口申报。鉴于PSCQ 是代运营方，将代表 AECQ 运营完整的 [***][***] VP 车制造项目，PPAB 研发部门为 [***][***] 项目 VP 车料件的需求确认方，PSCQ 与 PPAB 连带地向 AECQ 作出以下承诺：
Pursuant to contractual spirit of [***][***] Prototype Supply Agreement dated 26 July 2022 entered into by Polestar Performance AB (“PPAB”), Polestar Automobile (Chongqing) Co., Ltd. (“PSCQ”) and Asia-Europe New Energy Automobile Manufacturing (Chongqing) Co. Ltd (“AECQ”) (the “Supply Agreement”), and after agreement reached by all the parties, AECQ shall be the accepting party of the import of materials and parts for the VP prototypes (“VP Prototypes”) involved in the [***][***] project, AECQ shall engage a third-party customs declaration company to make the import declaration. Given that PSCQ is the Managerial Party and will operate the complete [***] VP Prototypes manufacturing project on behalf of AECQ, and the R&D department of PPAB is the confirming party of the requirements for the VP Prototypes materials and parts of the [***][***] project, PSCQ and PPAB jointly undertake the following towards AECQ:

Agreement no.: GEE22-007
1、PSCQ 与 PPAB 遵守与 AECQ 关于 [***][***] 项目试制车相关的所有合同的所有条款与条件，并遵守所有适用法律法规（包括但不限于与国际运输、货物进出口、税务有关的法律法规），并要求相关供应商遵守所有适用法律法规（包括但不限于与国际运输、货物进出口、税务有关的法律法规），例如（1）进口货物单据应与实际进口货物内容、数量相符；（2）不夹带任何单据以外的物品，不夹带海关违禁品；（3）进口货物的包装应满足运输要求(如适用)，如使用木制包装需在外包装上加施 IPPC 标识并提供熏蒸证明，以符合中国海关要求等等。
PSCQ and PPAB shall comply with all terms and conditions of all contracts relating to AECQ in relation to the [***][***] project prototype vehicle, and comply with all applicable laws and regulations (including but not limited to laws and regulations related to international transportation, import and export of goods, and tax).PSCQ and PPAB shall require relevant suppliers to comply with all applicable laws and regulations (including but not limited to laws and regulations related to international transportation, import and export of goods, and tax), such as (1) the import documents should be consistent with the content and quantity of the actual imported goods; (2) no items should be carried other than those set out in the documents, and no goods prohibited by customs should be carried; (3) the packaging of imported goods should meet the transportation requirements, such as the use of wooden packaging, the IPPC logo should be applied to the outer packaging and provision of the fumigation certificate (if applicable), to meet the requirements of Chinese customs, etc.

2、PSCQ 与 PPAB 应尽最大努力积极配合 AECQ 与其委托的第三方报关公司对 [***] 项目 试制车料件进行进口报关，且在进口货物到达前尽可能快但不晚于 7 日前(如果实际可行)向 AECQ 书面提供拟进口货物清单（经与AECQ确认后，PSCQ和PPAB可随后根据实际情况对该清单进行合理修改）。
PSCQ and PPAB shall use their best efforts to actively cooperate with AECQ and its engaged third-party customs brokers on the [***] project VP production of vehicle materials for import customs declaration, and a written list of goods to be imported shall be provided to AECQ as quickly as practical but by no later than 7 days (to the extent practically possible) before the shipment of the imported goods, which can always be reasonably amended by PSCQ and PPAB afterwards based on the actual circumstances after agreement with AECQ.

3、PSCQ 与 PPAB 承诺所有进口货物全部且仅用于 [***]项目的试制车生产，符合双方协议约定的由 AECQ 负责的进口范围（即 VP 车造车零件），且零件造车后不在中国境内进行销售。
PSCQ and PPAB undertake that all imported goods will be used exclusively for the production

Agreement no.: GEE22-007
of prototype vehicles under the [***] project, in accordance with scope of import under AECQ’s responsibilities as agreed under the agreement between the two parties (i.e. VP Prototype manufacturing parts), and will not be sold in China after the car is manufactured from parts.

因国际运输、货物进口事宜（包括但不限于 PSCQ 与 PPAB 因违反上述承诺而导致的责任）对AECQ造成了损失，如罚金、滞纳金等、供货协议第9.1条与第9.2条自动适用。因清关过程导致 [***] 项目延迟等责任均由 PSCQ 与 PPAB 承担，与 AECQ 无关。若 PSCQ 与 PPAB 怠于处理，为了防止进一步的损失，AECQ 有权主动采取一切必要及时的行动，在该等情况下 PSCQ 与 PPAB 应根据供货协议第9.1条与第9.2条共同连带赔偿 AECQ 因此产生的所有损失。但是，AECQ将采取其控制范围内的合理措施，以减轻本承诺书项下的损失。
In the event that AECQ is suffered from any loss caused by international transportation, import of goods (including but not limited to liabilities of PSCQ and PPAB for breach of the foregoing commitments), such as fines, late fees, Section 9.1 and 9.2 of the Supply Agreement shall be applied. And any delays in the [***] project due to customs clearance process shall be bone PSCQ and PPAB, and shall not be relevant to AECQ. If PSCQ and PPAB fail to deal with it, AECQ shall have the right to take all necessary and timely actions on its own initiative in order to prevent further losses, in which case PSCQ and PPAB shall jointly and severally indemnify AECQ for all losses arising therefrom according to Sections 9.1 and 9.2 of the Supply Agreement. However, AECQ will take reasonable measures, within its control, to mitigate the losses under this Letter of Undertaking.

供货协议的第 11 条（机密信息）、第 14 条（管辖法律）和第 15 条（争议解决）应视为在此处重述并适用于本承诺书。

Sections 11 (Confidential Information), 14 (Governing Law) and 15 (Dispute Resolution) of the Supply Agreement shall be deemed as restated herein and be applicable to this Letter of Undertaking.

（以下无正文，为承诺书签字页）
(No text hereunder / Signature page)

Agreement no.: GEE22-007

Polestar Performance AB	极星汽车（重庆）有限公司 Polestar Automobile (Chongqing) Co., Ltd.
/s/ Dennis Nobelius 授权代表签字：/s/ Anna Rudensjö____ Signature of authorized representative Dennis Nobelius, COO 授权代表姓名与职务：Anna Rudensjö, General Counsel Name and title of authorized representative
/s/ Benoit Demeunynck
法定代表人/或授权代表签字：/s/ Frank Wang
Signature of legal representative/or authorized representative
Benoit Demeunyck, Managing Director
授权代表姓名与职务：Frank Wang, China CFO
Name and title of authorized representative

盖章/Stamp：	盖章/Stamp：
签署日期：2022 年 月 日 Signing date:	签署日期：2022 年 月 日
Signing date: